EXHIBIT 2.2

                                                               DECEMBER 29, 2003

                            SHARE PURCHASE AGREEMENT

         THIS SHARE PURCHASE AGREEMENT (the "Agreement") is made as of December 26, 2003, by and between IA GLOBAL INC., a corporation organized and existing under the laws of the State of Delaware (the "VENDOR"), and GM2 CO. LTD., a corporation organized and existing under the laws of Japan (the "PURCHASER"), relating to the sale by Vendor to Purchaser of Vendor's shares in I-ACCELE CO. LTD., a corporation organized and existing under the laws of Japan (the "COMPANY"),

                   P R E L I M I N A R Y   S T A T E M E N T S

         A. The Purchaser desires to pay Thirty Million Japanese Yen ((Y)30,000,000) to the Vendor, and to receive, in consideration therefor, Vendor's Two Thousand (2,000) common shares of the Company, each with a face value of Fifty Thousand Japanese Yen ((Y)50,000) (the "Purchased Shares");

         B. In connection with the sale of the Purchased Shares, the Company desires to cancel certain indebtedness owed by the Vendor to the Company, with the consent of the Purchaer;

         C. The Vendor desires to receive such payment from the Purchaser, and, in consideration therefor, to transfer to the Purchaser the Purchased Shares; and

         D. The Vendor and the Purchaser desire to set forth in writing their agreements and understandings with respect to the Purchase and to matters ancillary thereto;

         NOW, THEREFORE, for and in consideration of the premises, covenants, and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties do covenant, agree, represent, warrant, and stipulate as follows:

                                A G R E E M E N T
1. PURCHASE

         1.1. PURCHASE. Subject to the terms and conditions set forth herein, the Purchaser hereby agrees to purchase the Purchased Shares from the Vendor in exchange for payment of Thirty Million Japanese Yen ((Y)30,000,000) (the "Purchase Price"), which amount shall be paid to the Vendor by wire transfer within fifteen business days of the date hereof (such date on which payment of the Purchase Price is received, the "Closing Date"). Stock certificates representing the Purchased Shares duly endorsed in blank or with stock powers duly executed

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by Vendor will be delivered by Vendor to Purchaser as soon as practicable after the Vendor's receipt of the Purchase Price.

         1.2. RELATED LOAN FORGIVENESS. The Vendor and the Purchaser hereby agree that the outstanding loan owing by the Company to the Vendor in the amount of approximately USD 300,000, will upon the settlement of this contract, be cancelled, including cancellation of any rights to interest payments, collateral, or other liens.

         1.3. CERTAIN ACKNOWLEDGEMENTS. The Vendor and the Purchaser acknowledge that Mr. Hiroshi Kubori, a Japanese National ("Kubori"), is a Board Member of the Vendor, and that Kubori is also the CEO of the Company. Further, it is acknowledged that the Company has outstanding accounts payable of approximately USD 700,000, including approximately USD 300,000 payable to the Vendor. The Company also has certain contractual obligations to InfoshowerX Co. Ltd, a company of which Kubori is CEO.

         1.4. BOARD REPRESENTATION. The Company acknowledges and agrees that upon the purchase of the Purchased Shares, the Purchaser will be entitled to elect three out of five directors on the Board of Directors of the Company, excluding audit committee directors. Promptly after the execution of this Agreement, the Company will take all necessary steps to increase the number of seats on its Board of Directors to five, and to permit the Purchaser to appoint three of such directors for election. In the event that the Board is increased to a number greater than five, the Purchaser will have the right to appoint a majority of the directors to serve on the Board.

2. REPRESENTATION AND WARRANTIES OF THE VENDOR

         The Vendor represents and warrants to the Purchaser as follows:

         2.1. ORGANIZATION, EXECUTION AND DELIVERY; VALID AND BINDING AGREEMENTS. Vendor is validly existing and in good standing under the laws of the State of Delaware. Vendor has duly executed and delivered this Agreement and, assuming that this Agreement is the legal, valid and binding agreement of the Purchaser, this Agreement constitutes, and all other agreements and obligations to be entered into and undertaken in connection with the transactions contemplated hereby to which Vendor is a party will constitute, the valid and binding obligations of Vendor, enforceable against it in accordance with their respective terms.

         2.2. AUTHORITY; NO BREACH. Vendor has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder (including all right, power, capacity and authority to sell, transfer, and convey the Purchased Shares, subject to applicable federal and states securities law restrictions). The execution, delivery and performance by Vendor of this Agreement and the agreements provided for herein, and the consummation by Vendor of the transactions contemplated hereby and thereby, will not, with or without the giving

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of notice or the passage of time or both, directly or indirectly contravene, conflict or result in a violation of any provision of Vendor's certificate of incorporation or by-laws.

         2.3. OWNERSHIP OF SHARES. Vendor has good and marketable title to the Purchased Shares, free and clear of any and all covenants, conditions, restrictions, voting trust arrangements, security interests, options and adverse claims or rights whatsoever. Upon consummation of the purchase contemplated hereby, Purchaser will acquire from Vendor good and marketable title to the Purchased Shares, free and clear of all covenants, conditions, restrictions, voting trust arrangements, security interests, options and adverse claims or rights whatsoever.

         2.4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. To the knowledge of the Vendor, the representations and warranties of the Company contained in this Agreement are true and correct in all material respects.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to the Purchaser, as of the date hereof, as follows:

         3.1. ORGANIZATION, QUALIFICATION AND CORPORATE POWER.

                  (a) The Company is a duly organized and validly existing corporation under the laws of Japan and has all requisite corporate power and authority for the ownership and operation of its properties and for the carrying on of its business as now conducted and as now proposed to be conducted. The Company is duly qualified and is in good standing as a foreign corporation or entity and authorized to do business in all jurisdictions wherein the character of the property owned or leased, or the nature of the activities conducted by it, makes such qualification or authorization necessary, except where the failure to so qualify or be so authorized would not have a material adverse effect on the Company's assets, business, prospects, liabilities, properties, condition (financial or otherwise) or results of operations taken as a whole (a "Material Adverse Effect"). The Company has all requisite corporate power and corporate authority to execute and deliver this Agreement, and to perform all its obligations hereunder.

         3.2. AUTHORIZATION OF AGREEMENTS, ETC. The execution and delivery by the Company of this Agreement and the performance by the Company of its obligations hereunder have been duly authorized by all requisite corporate action and will not (x) violate (i) any provision of any applicable law, or any order of any court or other governmental agency applicable to the Company, (ii) the charter or organic documents of the Company, or (iii) any provision of any mortgage, lease, indenture, agreement or other instrument to which the Company or any of its properties or assets is bound, or (y) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other

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instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

         3.3. VALIDITY AND ENFORCEABILITY. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally.

         3.4. FINANCIAL STATEMENTS. The financial statements of the Company attached as Section 3.4 to the Disclosure Schedule (together the "Financial Statements") present fairly the financial position of such Company as at the dates thereof and its results of operations for the periods covered thereby and, except as set forth on the Disclosure Schedule, the Financial Statements have been prepared in all material respects in accordance with generally accepted accounting principles as adopted and in effect within Japan ("GAAP") consistently applied. Except as set forth in the Financial Statements or Section 3.4, (i) the Company has no material liabilities, contingent or otherwise, other than (a) liabilities incurred in the ordinary course of business, and (b) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in the Financial Statements; (ii) there has been no material adverse change in the assets, business, liabilities, properties, prospects, condition (financial or otherwise) or results of operations of the Company; (iii) neither the business, condition or operations of the Company nor any of its properties or assets have been materially or adversely affected as a result of any legislative or regulatory change, any revocation or change in any franchise, license or right to do business, or any other event or occurrence, whether or not insured against; and
(iv) the Company has not entered into any material transaction outside of the ordinary course of business or made any distribution on its capital stock or other ownership interest.

         3.5. LITIGATION; COMPLIANCE WITH LAW. Except as set forth in Section
3.5 to the Disclosure Schedule, there is no (i) action, suit, claim, proceeding or investigation pending or, to the best of the Company's knowledge, threatened against or affecting the Company, at law or in equity, or before or by any municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign; (ii) arbitration proceeding relating to the Company pending under collective bargaining agreements or otherwise; or
(iii) governmental inquiry pending or, to the best of the Company's knowledge, threatened against or affecting the Company (including, without limitation, any inquiry as to the qualification of the Company to hold or receive any license or permit), and, to the best of the Company's knowledge, there is no reasonable basis for any of the foregoing. The Company is not in default with respect to any governmental order, writ, judgment, injunction or decree known to or served upon the Company of any court or of any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. There is no action or suit by the Company pending or threatened against others. The Company has complied in all respects with all laws, rules, regulations and orders applicable to its businesses, operations, properties, assets, products and services, and the Company has all necessary permits, licenses and other

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authorizations required to conduct its business as conducted and as proposed to be conducted, except to the extent failure to comply or obtain any such permits, licenses or authorizations will not have a Material Adverse Effect. There is no existing law, rule, regulation or order, and the Company is not aware of any proposed law, rule, regulation or order, which would prohibit or materially restrict the Company from, or otherwise materially and adversely affect the Company in, conducting its business in any jurisdiction in which it is now conducting business or in which it proposes to conduct business.

         3.6. PROPRIETARY INFORMATION OF THIRD PARTIES. Except as set forth in
Section 3.6 to the Disclosure Schedule, no third party has claimed or has reason to claim that any person employed by or affiliated with the Company has (a) violated or may be violating to any material extent any of the terms or conditions of his employment, non-competition or non-disclosure agreement with such third party, (b) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party, or (c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees, or has requested information from the Company that suggests that such a claim might be contemplated. To the best of the Company's knowledge, no person employed by or affiliated with the Company has improperly utilized or proposes to improperly utilize any trade secret or any information or documentation proprietary to any former employer, and to the best of the Company's knowledge, no person employed by or affiliated with the Company has violated any confidential relationship which such person may have had with any third party, in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of the Company, and the Company has no reason to believe there will be any such employment or violation. To the best of the Company's knowledge, none of the execution or delivery of this Agreement and the other related agreements and documents executed in connection herewith, or the carrying on of the business of the Company as officers, employees or agents by any officer, director or key employee of the Company, or the conduct or proposed conduct of the business of the Company, will materially conflict with or result in a material breach of the terms, conditions or provisions of or constitute a material default under any contract, covenant or instrument under which any such person is obligated.

         3.7. TITLE TO ASSETS. Except as set forth in Section 3.7 to the Disclosure Schedule, the Company has valid and marketable title to all of its assets now carried on its books including those reflected in the most recent balance sheet of the Company which forms a part of the Financial Statements, or acquired since the date of such balance sheet (except personal property disposed of since said date in the ordinary course of business) free of any liens charges or encumbrances of any kind whatsoever, except such encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. The Company does not own any real property. The Company is in compliance in all material respects under all leases for property and assets under which it is operating, and all said leases are valid and subsisting and are in full force and effect.

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         3.8. INTELLECTUAL PROPERTY ASSETS. Set forth in Section 3.8 to the
Disclosure Schedule is a list of all patents, patent rights, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names and copyrights, and all applications for such which are in the process of being prepared, owned by or registered in the name of the Company, or of which the Company is a licensor or licensee or in which the Company has any right. The Company owns or possesses adequate licenses or other rights to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, manufacturing processes, formulae, trade secrets and know how (collectively, "Intellectual Property") necessary or material to the conduct of its business as conducted, without any conflict with or infringement of the rights of others, and as proposed to be conducted, and, except as disclosed in Section 3.8 to the Disclosure Schedule, no claim is pending or, to the best of the Company's knowledge, threatened to the effect that the operations of the Company infringe upon or conflict with the asserted rights of any other person under any Intellectual Property, and, to the best of the Company's knowledge, there is no basis for any such claim (whether or not pending or threatened). Except as disclosed in Section 3.8 to the Disclosure Schedule, no claim is pending or, to the best of the Company's knowledge, threatened to the effect that any such Intellectual Property owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company, and, to the best of the Company's knowledge, there is no basis for any such claim (whether or not pending or threatened). To the best of the Company's knowledge, all material technical information developed by and belonging to the Company that has not been patented has been kept confidential. The Company has not granted or assigned to any other person or entity any right to manufacture, have manufactured or assemble the products or proposed products or to provide the services or proposed services of the Company. The Company has no material obligation to compensate any person for the use of any Intellectual Property nor has the Company granted to any person any license or other rights to use in any manner any Intellectual Property of the Company.

         3.9. ASSUMPTIONS, GUARANTIES, ETC. OF INDEBTEDNESS OF OTHER PERSONS. The Company has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable for any material amount of indebtedness of any other person (including, without limitation, any liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor, or otherwise to assure the creditor against loss).

         3.10. GOVERNMENTAL APPROVALS. Except as set forth in Section 3.10 to the Disclosure Schedule or as otherwise contemplated by this Agreement, no authorization, consent, approval, license, filing or registration with any court or governmental department, commission (including the Japan Ministry of Legal Affairs and the United States Securities and Exchange Commission), board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for the valid execution, delivery and performance by the Company of this Agreement or the related agreements referenced herein, and the issuance, sale and delivery of the Purchased Shares.

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         3.11. DISCLOSURE. The Company's representations and warranties in this
Agreement and in the schedules and exhibits to this Agreement, do not contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained herein or therein, taken as a whole, not misleading.

         3.12. NO BROKERS OR FINDERS. No person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon the Company for any commission, fee or other compensation as a finder or broker arising out of the transactions contemplated by this Agreement.

         3.13. LABOR RELATIONS. To the best of the knowledge of the Company, there are no collective bargaining agreements in effect covering the Company's employees and no labor union or any representative thereof has made any attempt to organize or represent employees of the Company.

         3.14. BOOKS AND RECORDS. The books of account, ledgers, order books, records and documents of the Company accurately reflect all material information relating to the business of the Company that is appropriate to be reflected therein in all material respects.

         3.15. NO MATERIAL ADVERSE CHANGE. Since the respective dates as of which information was given in this Agreement or the Disclosure Schedule, except as otherwise stated therein: (i) there has been no material adverse change in the financial condition, or in the results of operations, affairs or prospects of the Company, whether or not arising in the ordinary course of business; and
(ii) there have been no transactions entered into by the Company, other than those in the ordinary course of business, which are material to the Company.

4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser hereby represents and warrants to the Vendor and the Company as follows:

         4.1. CORPORATE AUTHORIZATION. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Japan. This Agreement has been duly authorized by the Purchaser and duly executed and delivered by the authorized officers of the Purchaser and is the valid, binding and enforceable obligation of the Purchaser.

         4.2. CORPORATE CAPACITY. The Purchaser is duly authorized under all applicable provisions of law to make and to perform this Agreement and to acquire the Purchased Shares. This Agreement constitutes the valid and binding obligations of the Purchaser, enforceable in accordance with their respective terms. Neither the execution and delivery of this Agreement nor compliance with the terms, conditions and provisions of this, conflicts with or results in a material breach of any of the terms, conditions, or provisions of the Purchaser's Certificate of

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Incorporation or By-Laws, or any material agreement or instrument to which the
Purchaser is now a party or by which it is bound, or constitutes a default under any of the foregoing, or results in the creation or imposition of any lien, encumbrance or charge of any nature whatsoever upon any of the material properties or assets of the Purchaser under the terms of any such document, agreement or instrument; or requires the consent or approval of any third party. The Purchaser does not know of any lawsuit, claim, arbitration, pending or threatened, that is likely to preclude or impair the performance of its obligations hereunder, including but not limited to the payment of the Purchase Price for the Purchased Shares.

         4.3. INVESTMENT. The Purchaser is acquiring the Purchased Shares for its own account, for investment purposes, and with no present view toward, or for resale.

5. CLOSING DATE DELIVERIES


         The obligations of the parties under this Agreement are subject to the deliver, at or before the Closing Date, of the following documents and instruments:

         5.1. VENDOR DELIVERIES. The Purchaser shall have received at or prior to the Closing Date:

                  (a) stock certificates representing the Purchased Shares duly endorsed in blank or with stock powers duly executed by Vendor; and

                  (b) copies of all corporate proceedings taken by the Company and the Vendor authorizing or in connection with the transactions contemplated by this Agreement, certified as of the date hereof by an appropriate officer of the Company and the Vendor, as applicable.

         5.2. PURCHASER DELIVERIES. The Vendor shall have received

                  (a) payment of the Purchase Price; and

                  (b) copies of all corporate proceedings taken by the Purchaser authorizing or in connection with the transactions contemplated by this Agreement, certified as of the date hereof by the President of the Purchaser.

6. CONTINUING COVENANTS.

         From and after the execution and delivery of this Agreement and the Purchased Shares, the parties agree as follows:

         6.1. GENERAL. Each of the parties will use its best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement.

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         6.2. NOTICES AND CONSENTS. The parties will give any required notices to third parties, and the parties will use their respective best efforts to obtain any third party consents, that may reasonably be required in order to secure any required approval of the transactions described herein. Each of the parties will give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of governments, governmental agencies, quasi-regulatory agencies and self-regulatory organizations that may reasonably be required in order to consummate the transactions described herein.

         6.3. FULL ACCESS. The Company will permit representatives of the Purchaser to have full access to all premises, properties, personnel, books, records, contracts, and documents of or pertaining to each of the Company.

         6.4. NOTICE OF DEVELOPMENTS. Each party will give prompt written notice to the other party of any material adverse development causing a breach of any of its own representations and warranties in this Agreement. No disclosure by any party pursuant to this section, however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

7. MISCELLANEOUS

         7.1. REMEDIES CUMULATIVE; REMEDIES NOT WAIVED. No remedy herein conferred upon the Purchaser is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. No course of dealing between the Company or Vendor, on the one hand, and the Purchaser, on the other hand, nor any delay on the part of the Purchaser in exercising any rights hereunder, shall operate as a waiver of any of the rights of the Purchaser.

         7.2. WAIVER AND AMENDMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them. This Agreement shall not be changed, modified or amended except by a writing signed by the parties hereto.

         7.3. ASSIGNABILITY. The Purchaser may assign or transfer this Agreement or Purchaser's rights hereunder upon prior written notice to the Company and the Vendor.

         7.4. SURVIVAL OF AGREEMENTS, PARTIES IN INTEREST, ETC. All agreements, representations and warranties made by the Vendor or the Company herein or in any certificate or other document delivered to the Purchaser in connection with this Agreement, shall survive the execution and delivery of this Agreement to the Purchaser for a period of one (1) year. All statements contained in any

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certificate or other instrument delivered by or on behalf of the Company or the
Vendor pursuant to this Agreement or in connection with any of the transactions contemplated by this Agreement, shall constitute representations and warranties by the Company or the Vendor, as applicable, hereunder. All of the agreements, warranties, and representations made by the Company or the Vendor herein shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the Purchaser whether so expressed or not.

         7.5. NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be sent by registered or certified mail (return receipt requested and postage prepaid), transmitted by telecopier, or delivered by hand, by messenger or by a recognized overnight delivery service, addressed as follows, or to such other address as such party may have from time to time furnished to the other party in writing:

         If to the Vendor:         IA Global, Inc.
                                   533 Airport Blvd. Suite 401
                                   Burlingame, CA 94010


         If to the Purchaser:      GM2 Co. Ltd.
                                   6F Shinoda Bldg
                                   Higashi Kanda 1-10-7
                                   Chiyoda-ku, Tokyo

         If to the Company:        I-Accele Co. Ltd.
                                   5F Iwasaki Building
                                   1-3-15 Hiroo
                                   Shibuya-ku, Tokyo

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if sent by registered or certified mail, the earlier of receipt and five (5) business days after dispatch, (ii) if transmitted by telecopier, on the business day of confirmed receipt by the addressee thereof, and (iii) if delivered in person or by overnight courier, on the business day delivered.

         7.6. EXPENSES. Each party shall pay its expenses, including attorneys fees, in connection with this Agreement and the transactions contemplated hereby.

         7.7. COUNTERPARTS. This Agreement may be executed in several counterparts, and each executed copy shall constitute an original instrument, but all such counterparts shall together constitute but one and the same instrument.

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         7.8. HEADINGS; CONSTRUCTION. The headings of the several sections, divisions or subsections of this Agreement shall not be construed to constitute any part or to affect the meaning of any such sections, divisions or subsections. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption of burden of proof shall arise favoring or not favoring any party by virtue of the authorship of any of the provisions of this Agreement.

         7.9. SEVERABILITY. If any provision of this Agreement or portion of any provision, or the application thereof to any person or circumstance, shall, to any extent, be held invalid or unenforceable, the remainder of this Agreement or the remainder of such provision and the application thereof to other persons or circumstances, other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

         7.10. GOVERNING LAW. This Agreement, all exhibits and amendments hereto, shall be governed in all respects under the internal laws of the State of Delaware applicable to agreements made and to be performed wholly in the State of Delaware (excluding any such law which may direct the application of the laws of any other jurisdiction). The parties hereby submit to the exclusive jurisdiction of the state and federal courts of the State of Delaware and with venue in Wilmington, Delaware for the confirmation and enforcement of any arbitration award relating to any dispute arising from or in connection with this Agreement, including the validity, execution, performance and enforcement hereof, and any matter relating hereto or relating to the relationship between the parties that was created or contemplated hereunder. The parties agree that they will not resort to the courts or other governmental agencies of any other jurisdiction for the resolution of any such dispute or controversy and agree to service by mail and waives any requirements of personal service. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

         7.11. COMPLIANCE REQUIRED. The obligations of each of the parties arising pursuant to this Agreement shall be expressly conditioned upon the full compliance by the other party hereto with the terms set forth herein and in the ancillary agreements referenced herein.

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective corporate officers thereunto duly authorized on the day and year first above written.


GM2 CO., LTD.


By:      /s/ Masahiro Ishizuka
         ___________________________
         Masahiro Ishizuka, CEO


IA GLOBAL, INC.

By:      /s/ Alan Margerison
         ___________________________
         Alan Margerison, CEO


I-ACCELE CO. LTD.

By:      /s/ Hiroshi Kubori
         ___________________________
         Hiroshi Kubori, CEO



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